EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     I, Edwin C. Quattlebaum, Ph.D., Chief Executive Officer, President and Co-Chairman of the Board of Directors of MetaMorphix, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the annual report on Form 10-KSB for the year ended December 31, 2006 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Edwin C. Quattlebaum

Edwin C. Quattlebaum, Ph.D.
Chief Executive Officer, President and Co-Chairman of the Board of Directors of
MetaMorphix, Inc.

Date: June 8, 2007